                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Res-Care, Inc.:

      We consent to incorporation by reference in the registration statements (No. 33-61878), (No. 33-76612), (No. 33-85964), (No. 33-80331), (No. 333-57167),
(No. 333-81465) and (No. 333-50726) on Form S-8, (No. 333-75875) and (No.
333-82708) on Form S-4 and (No. 333-23599), (No. 333-32513) and (No. 333-44029)
on Form S-3 of Res-Care, Inc. of our reports dated February 28, 2005, with respect to the consolidated balance sheets of Res-Care, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004 and related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Res-Care, Inc.


                                  /s/ KPMG LLP

Louisville, Kentucky
March 1, 2005